UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 24, 2012

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

The name and address of each registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 24, 2012, Frederick D. Kuester, Executive Vice President and Chief Financial Officer of Wisconsin Energy Corporation, Wisconsin Electric Power Company and Wisconsin Gas LLC, notified the companies that he will be retiring effective January 4, 2013. Mr. Kuester will be stepping down as Chief Financial Officer effective September 1, 2012, but will continue to serve as Executive Vice President through the date of his retirement and will continue to advise the Chief Executive Officer and new Chief Financial Officer, J. Patrick Keyes, during such time.

The Board of each company appointed J. Patrick Keyes as Executive Vice President and Chief Financial Officer of Wisconsin Energy, Wisconsin Electric and Wisconsin Gas, respectively, effective September 1, 2012.

Mr. Keyes, who is 46 years old, joined the companies in April 2011 as Vice President and Treasurer. Prior to joining Wisconsin Energy, Mr. Keyes served as the senior leadership partner for Accenture's North American Utilities Customer Care Practice, where he was responsible for customer sales and practice development for the firm's utility clients. Mr. Keyes started in that role in 2007, but worked at Accenture and its predecessor companies, Andersen Consulting and Arthur Andersen, for nearly 25 years. Accenture is a global management consulting and technology services company.

Mr. Keyes will receive an annual base salary of $485,000 and is eligible to participate in Wisconsin Energy's Short-Term Performance Plan, with a target award of 75% of annual base salary. In addition, Mr. Keyes is eligible to receive equity-based awards at a level comparable to other senior officers under both the Omnibus Stock Incentive Plan and the Performance Unit Plan. Mr. Keyes is entitled to participate in Wisconsin Energy's pension plan and other retirement plans, as well as an executive financial planning benefit, executive life insurance and executive annual physical benefit on a basis commensurate with other senior officers of Wisconsin Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: July 30, 2012	Stephen P. Dickson - Vice President and Controller

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: July 30, 2012	Stephen P. Dickson - Vice President and Controller